UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

HYDRIL COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31579 (Commission File Number)	95-2777268 (IRS Employer Identification No.)

3300 Sam Houston Parkway East Houston, Texas (Address of principal executive offices)	77032-3411 (Zip Code)

Registrant’s telephone number, including area code: (281) 449-2000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

2005 Incentive Plan

     At our annual meeting of stockholders on May 17, 2005, the stockholders approved the Hydril Company (“Hydril”) 2005 Incentive Plan (the “2005 Incentive Plan”). In March 2005, the Board of Directors adopted the 2005 Incentive Plan, effective upon shareholder approval.

     The 2005 Incentive Plan is designed to attract and retain key employees and qualified directors, to encourage the sense of proprietorship of such employees and directors and to stimulate the active interest of such persons in the development and financial success of Hydril and its related companies. The 2005 Incentive Plan is administered by the Compensation & Corporate Governance Committee (the “Compensation Committee”). The 2005 Incentive Plan provides for various types of awards to be granted to participants, including options to purchase shares of Hydril common stock, stock appreciation rights, shares of Hydril common stock (restricted or unrestricted), units denominated as shares of common stock and cash awards. The 2005 Incentive Plan provides for a maximum of 1,200,000 shares of common stock of Hydril as to which awards may be granted (of which 550,000 were authorized for awards other than options or stock appreciation rights). The Compensation Committee selects the participants and determines the number and type and terms of awards to be granted to each such participant. Participants who may be granted awards under the 2005 Incentive Plan include any employee of Hydril or a related company and any non-employee director of Hydril. The 2005 Incentive Plan has a term of ten years from the date of shareholder approval.

     The foregoing description of the 2005 Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2005 Incentive Plan, which was included as Annex A to our Definitive Proxy Statement on Schedule 14A, filed on April 8, 2005, and incorporated herein by reference.

Restricted Stock Awards

     On May 17, 2005, upon recommendation of the Compensation & Corporate Governance Committee of the Board, the Board of Directors approved the award of restricted stock units to executive officers of Hydril. The vesting of a portion of these awards is dependent upon whether, and the extent to which, specified performance objectives relating to Return on Net Capital Employed (“RNCE”) are attained for the three-year period ending December 31, 2007. None of these restricted stock units will vest unless Hydril achieves a minimum RNCE specified by the Board for the three-year period and the RNCE achieved is equal to or greater than the average RNCE for a specified peer group of companies. If these two minimum thresholds are met, then 20%-100% of the units will vest upon completion of the three-year period, depending on Hydril’s RNCE relative to that of the peer group for that period. The units will vest completely if the minimum thresholds are met and Hydril’s RNCE is in the top quartile of its peer group for the period. Restricted stock units settle automatically in shares of common stock on a one-for-one basis upon vesting. The form of agreement that will govern the awards subject to performance vesting will be filed with Hydril’s next Quarterly Report on Form 10-Q. The number of units to be granted to each executive officer will be determined on June 1, 2005. Executive officers will also receive some restricted stock units that will vest, consistent with the terms of past restricted stock awards, on specified future dates, the form of agreement for which has been previously filed with Hydril’s periodic reports under the Securities Exchange Act of 1934. All of the restricted stock units approved for grant at the May 17, 2005 Board meeting will be issued pursuant to the Hydril Company 2000 Incentive Plan.

Changes in Director Compensation

     A description of the compensation of Hydril directors was set forth as Exhibit 10.17 to Hydril’s Annual Report on Form 10-K for the year ended December 31, 2004. That compensation has been changed as follows. The non-employee directors waived the automatic grant for 2005 of an option for the purchase of 3,000 shares of common stock each under the Hydril Company 2000 Incentive Plan. In lieu of the options, on May 17, 2005, upon recommendation of the Compensation & Corporate Governance Committee of the Board, the Board of Directors approved a 2005 annual award of 2,000 deferred share units to each non-employee director. The awards will vest and become payable in full on June 1, 2008. Upon vesting, the deferred share units are settled in cash at the then fair market value of the common stock on a one-for-one basis. As the deferred share units cannot result in the issuance of shares of Hydril common stock, they are not issued in connection with any Hydril incentive plan. The form of agreement that will govern these awards is attached as an exhibit to this Current Report and incorporated herein by reference.

     The Board also approved an increase in the salary of Richard C. Seaver, the Chairman of the Board, who is regarded as an employee of Hydril, to $175,000.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Hydril Company 2005 Incentive Plan (incorporated by reference to Annex A to our Definitive Proxy Statement on Schedule 14A, filed on April 8, 2005).

10.2	Form of Deferred Share Unit Award Agreement between Hydril and Non-employee Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDRIL COMPANY
Date: May 23, 2005	By:	/s/ Chris D. North
Chris D. North
Chief Financial Officer

Index to Exhibits

10.1	Hydril Company 2005 Incentive Plan (incorporated by reference to Annex A to our Definitive Proxy Statement on Schedule 14A, filed on April 8, 2005).

10.2	Form of Deferred Share Unit Award Agreement between Hydril and Non-employee Directors.

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